UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 11, 2023

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 11, 2023, Community Health Systems, Inc. (the “Company”) announced that CHS/Community Health Systems, Inc. (the “Issuer”), its wholly owned subsidiary, had priced an offering of $1 billion aggregate principal amount of 10.875% Senior Secured Notes due 2032. The size of the offering was increased by $250 million aggregate principal amount subsequent to the initial announcement of the proposed offering. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on December 11, 2023, the Company issued press releases announcing that the Issuer has commenced a cash tender offer for a portion of its outstanding 8.000% Senior Secured Notes due 2026. Copies of the press releases relating to the tender offer are attached hereto as Exhibits 99.2 and 99.3 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

99.1	Press Release of Community Health Systems, Inc., dated December 11, 2023

99.2	Press Release of Community Health Systems, Inc., dated December 11, 2023

99.3	Press Release of Community Health Systems, Inc., dated December 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2023	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Kevin J. Hammons
Kevin J. Hammons President and Chief Financial Officer (principal financial officer)